Exhibit 4.11

The Depository Trust Company

A subsidiary of The Depository Trust and Clearing Corporation

MEDIUM-TERM NOTE — MASTER NOTE

April 7, 2017

(Date of Issuance)

John Deere Capital Corporation (“Issuer”), a corporation organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to Cede & Co. or its registered assigns (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date as applicable, of each obligation identified on the records of Issuer (which records are maintained by The Bank of New York Mellon (“Paying Agent”)) as being evidenced by this Master Note, the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation.  Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each obligation, by Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

This Master Note is a valid and binding obligation of Issuer.

IN WITNESS WHEREOF, Issuer has caused this instrument to be duly executed under its corporate seal.

ATTEST:

John Deere Capital Corporation
(Signature)		(Issuer)

By:
(Authorized Signature)

[Seal]		The Bank of New York Mellon
(Trustee)

By:
(Authorized Signature)

(Reverse Side of Note)

This Master note evidences indebtedness of Issuer of a single Series of InterNotes® (the “Debt Obligation”) and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company, all issued or to be issued under and pursuant to an Indenture dated as of March 15, 1997, as amended (the “Indenture”), duly executed and delivered by Issuer to The Bank of New York Mellon, as trustee (“Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties, and immunities thereunder of Trustee and the rights thereunder of the holders of the Debt Obligations.  As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted.  The Debt Obligations designated as the InterNotes of Issuer Due 9 months or more From Date of Issue aggregated with any other indebtedness of Issuer of this Series are limited (except, as provided in the Indenture) to the principal amount of $3,000,000,000 in addition to issuances of the Series prior to the date of this Master Note.

No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligation of Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency, identified on the records of Issuer.

At the request of the registered owner, Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Debt Obligation evidenced by this Master Note.  As of the date any such note certificate or certificates are issued, the Debt Obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

(Name, Address, and Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing                       attorney to transfer said Master Note on the books of Issuer with full power of substitution in the premises.

Dated:	(Signature)

Signature(s) Guaranteed:	NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

JOHN DEERE CAPITAL CORPORATION

RIDER TO MASTER NOTE DATED APRIL 7, 2017

JOHN DEERE CAPITAL CORPORATION INTERNOTES®

This rider forms a part of and is incorporated into the Master Note dated April 7, 2017 of John Deere Capital Corporation (the “Company”) registered in the name of Cede & Co., or its registered assigns, evidencing the Company’s InterNotes® (the “Notes”).

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF SUCH MASTER NOTE (TOGETHER WITH THIS RIDER HEREIN REFERRED TO AS THIS “MASTER NOTE”) SET FORTH IN THE RECORDS OF THE COMPANY MAINTAINED BY THE TRUSTEE, WHICH RECORDS CONSIST OF THE PRICING SUPPLEMENT(S) TO THE PROSPECTUS SUPPLEMENT DATED APRIL 7, 2017 AND PROSPECTUS DATED APRIL 7, 2017 RELATING TO EACH ISSUANCE OF NOTES, AS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH HEREIN.

THIS MASTER NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

InterNotes® is a registered servicemark of Incapital Holdings LLC

ANNEX A

REPAYMENT ELECTION FORM

JOHN DEERE CAPITAL CORPORATION

JDCC INTERNOTES®

CUSIP NUMBER

To: The Bank of New York Mellon

The undersigned financial institution (the “Financial Institution”) represents the following:

•                  The Financial Institution has received a request for repayment from the executor or other authorized representative (the “Authorized Representative”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”) of JDCC InterNotes® of John Deere Capital Corporation (the “Company”) (CUSIP No.         ) (the “Notes”).

•                  At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, the Deceased Beneficial Owner acquired such Notes at least six months prior to such request for repayment, and the Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the “Depositary”).

The Financial Institution agrees to the following terms:

•                  The Financial Institution shall follow the instructions (the “Instructions”) accompanying this Repayment Election Form (the “Form”).

•                  The Financial Institution shall make all records specified in the Instructions supporting the above representations available to The Bank of New York Mellon (the “Trustee”) for inspection and review within five Business Days of the Trustee’s request.

•                  If any of the Financial Institution, the Trustee or the Company, in its reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Trustee or the Company may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Trustee and the Company immediately.

•                  Other than the limited situation involving tenders of Notes that are not accepted during one calendar year as a result of the Annual Option Limitation or the Individual Option Limitation as described in the prospectus supplement for the Notes, otherwise valid repayment elections may not be withdrawn.

•                  The Financial Institution agrees to indemnify and hold harmless the Trustee and the Company against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Authorized Representative.

REPAYMENT ELECTION FORM

(1)

Name of Deceased Beneficial Owner
(2)

Date of Death
(3)

Date of acquisition of Note by Deceased Beneficial Owner
(4)

Name of Authorized Representative Requesting Repayment
(5)

Name of Financial Institution Requesting Repayment
(6)

Signature of Representative of Financial Institution Requesting Repayment
(7)

Principal Amount of Requested Repayment
(8)

Date of Election
(9)

Date Requested for Repayment

(10)	Financial Institution:	(11) Wire Instruction for Repayment:
	Representative Name:	Bank Name:
	Phone Number:	ABA Number:
	Fax Number:	Account Name:
	Mailing Address (no P.O. Box):	Account Number:
Reference (Optional):
TO BE COMPLETED BY THE TRUSTEE:
(A)	Election Number*:
(B)	Delivery and Payment Date:
(C)	Principal Amount:
(D)	Accrued Interest:
(E)	Date of Receipt of Form by the Trustee:
(F)	Date of Acknowledgment by the Trustee:

*                                         To be assigned by the Trustee upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the representative and location designated on line (10) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM

AND EXERCISING REPAYMENT OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1.              Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment and satisfactory evidence that the Deceased Beneficial Owner acquired the Notes at least six months prior to the request for payment, and (4) any necessary tax waivers. For purposes of determining whether the Notes will be deemed beneficially owned by an individual at the time of death, the following rules shall apply:

•                  Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder’s interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

•                  Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficiary interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•                  The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee and the Company. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

2.              Indicate the name of the Deceased Beneficial Owner on line (1).

3.              Indicate the date of death of the Deceased Beneficial Owner on line (2).

4.              Indicate the date of the acquisition of the Note by the Deceased Beneficial Owner on line (3).

5.              Indicate the name of the Authorized Representative requesting repayment on line (4).

6.              Indicate the name of the Financial Institution requesting repayment on line (5).

7.              Affix the authorized signature of the Financial Institution’s representative on line (6).

THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

8.              Indicate the principal amount of Notes to be repaid on line (7).

9.              Indicate the date this Form was completed on line (8).

10.       Indicate the date of requested repayment on line (9). The date of requested repayment may not be earlier than the first Interest payment Date to occur at least 20 calendar days after the date of the Company’s acceptance of the Notes for repayment, unless such date is not a Business Day, in which case the date of requested repayment may be no earlier than the next succeeding Business Day.

11.       Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (10).

12.       Indicate the wire instruction for payment on line (11).

13.       Leave lines (A), (B), (C), (D), (E) and (F) blank.

14.       Mail or otherwise deliver an original copy of the completed Form to:

By Registered Mail:	By Courier or Overnight Delivery:
The Bank of New York Mellon ITS-Survivor Option Processing P.O. Box 2320 Dallas, TX 75221-2370	The Bank of New York Mellon ITS-Survivor Option Processing 2001 Bryan Street - 9th Floor Dallas, TX 75201

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM

WILL NOT BE ACCEPTED

15.       If the acknowledgement of the Trustee’s receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Trustee, contact the Trustee at the address given in (14) above.

For assistance with the Form or any questions relating thereto, please contact the Trustee at the address given in (14) above or at 1-800-254-2826.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-		as tenants in common

TEN ENT	-		as tenants by the entireties

JT TEN		-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian

	(Cust.)	(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address, including zip code of assignee

the within Security of JOHN DEERE CAPITAL CORPORATION and all rights thereunder and does hereby irrevocably constitute and appoint                                                    Attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated

SIGNATURE GUARANTEED:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.